EXHIBIT 4
PREEMPTIVE AND REGISTRATION RIGHTS AGREEMENT
     THIS PREEMPTIVE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of November 26, 2007 by and among PrivateBancorp, Inc., a Delaware corporation (the “Company”), and the persons listed on the signature page hereof (referred to collectively herein, and including the Institutional Investor (as defined below), as the “Investors” and each individually as an “Investor”).
RECITALS
     WHEREAS, this Agreement is made pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of November 26, 2007, by and among the Company and certain purchasers of shares of the Company’s common stock and the Company’s Series A Junior Nonvoting Preferred Stock (the “Series A Stock”) thereunder, including the Investors.
     WHEREAS, pursuant to the Stock Purchase Agreement, (a) each of the Investors has agreed to purchase from the Company pursuant to a private placement offering by the Company of shares of its Common Stock, no par value (the “Common Stock”) and/or shares of its Series A Stock (together with the Common Stock, the “Shares”), and (b) the Company will issue the Shares to the Investors in accordance therewith; and
     WHEREAS, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Investors, and certain preemptive rights to the Institutional Investor, as set forth below.
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1 GENERAL
     1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
     “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular person or entity. For purposes of clarification GTCR Fund IX/A, L.P., a Delaware limited partnership, GTCR Fund IX/B, L.P., a Delaware limited partnership and GTCR Co-Invest III, L.P., a Delaware limited partnership, shall be deemed to be Affiliates.
     “Common Stock” means shares of common stock, no par value per share, of the Company.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     “Holder” means any Investor, including the Institutional Investor and its Affiliates, who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.10 hereof.
     “Institutional Investor” means GTCR Fund IX/A, L.P., a Delaware limited partnership.
     “Institutional Investor Percentage Interest” means the aggregate percentage beneficial ownership of the Institutional Investor and its Affiliates of the Company’s outstanding shares of Common Stock on the date of determination (assuming conversion of the Series A Stock).
     “Lock-up Agreement” has the meaning assigned thereto in Section 5.2 of the Stock Purchase Agreement.
     “New Stock” means Common Stock or Series A Stock, or securities convertible into or exchangeable for Common Stock of the Company or which have voting rights or participation features with Common Stock of the Company, offered in a public or nonpublic offering by the Company.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.
     “Qualified Equity Offering” means a public or nonpublic offering of Common Stock or Series A Stock, or securities convertible into or exchangeable for Common Stock of the Company or which have voting rights or participation features with Common Stock of the Company (collectively, “New Stock”) solely for cash and not pursuant to a Special Registration; provided, however, that none of the following offerings shall constitute a Qualified Equity Offering: (a) any offering pursuant to any stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company, or (b) any offering made as consideration pursuant to an acquisition (whether structured as a merger or otherwise), a partnership or joint venture or strategic alliance or investment by the Company or similar non-capital raising transaction (but not an offering to raise capital to fund an acquisition).
     “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement.
     “Registrable Securities” means (a) Shares of Common Stock; (b) any shares of Common Stock issued or issuable upon the conversion of any Series A Stock issued pursuant to the Stock Purchase Agreement; (c) any other shares of Common Stock held by the Holders; and (d) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or any other shares of Common Stock held by the Holders, provided, however, that Registrable Securities shall not include any shares of Common Stock which have been sold to the public by a Holder either pursuant to a registration statement or Rule 144 under the Securities Act, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.
     “Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to exercisable or convertible securities (including Series A Stock).
     “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (including any Mandatory Registration or Shelf Registration), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and fees and expenses of underwriters (excluding discounts and commissions) and any other Persons retained by the Company, but shall not include Selling Expenses, certain fees and disbursements of counsel for the Holders (except as set forth below) and the compensation of regular employees of the Company, which shall be paid in any event by the Company. Notwithstanding the foregoing, Registration Expenses shall include the reasonable, documented, fees and expenses of one counsel chosen by the holders of a majority of the Registrable Securities covered by such registration for such counsel rendering services customarily performed by counsel for selling stockholders that are submitted to the Company in writing.
     “SEC” or “Commission” means the Securities and Exchange Commission and any successor agency.
     “Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).
     “Series A Stock” means the Company’s Series A Junior Nonvoting Preferred Stock.
     “Shares” mean shares of Common Stock and/or Series A Stock issued by the Company to the Investors pursuant to the Stock Purchase Agreement.

     “Special Registration” means the registration of (a) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor forms) or (b) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, management, employees, potential employees, consultants, customers, lenders or vendors of the Company or its direct or indirect subsidiaries or in connection with dividend reinvestment plans.
SECTION 2 REGISTRATION
     2.1 Demand Registration and Shelf Registration.
          (a) Subject to the conditions of this Section 2.1 and the terms and conditions of the Lock-up Agreement, if the Company shall receive a written request from (1) the Institutional Investor, so long as the Institutional Investor and its Affiliates hold at least 25% of the Shares (determined on an as converted to Common Stock basis) held by the Institutional Investor and its Affiliates as of the date hereof or (2) , in the event the Institutional Investor and its Affiliates do not hold at least 25% of the Shares (determined on an as converted to Common Stock basis) held by the Institutional Investor and its Affiliates as of the date hereof, then the Holders of at least fifty percent (50%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $50,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that either the Holders request to be registered.
          (b) The Company shall use its reasonable best efforts to file with the SEC a registration statement on the applicable SEC form with respect to the resale from time to time, whether underwritten or otherwise, of the Registrable Securities by the holders thereof within nine months after the date hereof. The Company shall use its reasonable best efforts to respond to all SEC comments related to such registration statement within 20 calendar days of the receipt thereof, and shall use its reasonable best efforts to cause such registration statement to be declared effective by the SEC within twelve months after the date hereof. The Company shall use its reasonable best efforts to maintain the effectiveness of the registration effected pursuant to this Section 2.1(b) at all times, subject only to the limitations on effectiveness set forth in Section 2.5 below. The registration contemplated by this Section 2.1(b) is referred to herein as the “Mandatory Registration.” The Mandatory Registration shall be filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”). So long as any such Shelf Registration is effective as required herein and in compliance with the Securities Act and is usable for resale of Registrable Securities, the Institutional Investor or the holders of at least 50% of the Registrable Securities shall be entitled to demand any number of draw-downs (including underwritten draw-downs, provided that the anticipated aggregate offering value of the Registrable Securities requested to be included in such underwritten draw-down must equal at least twenty-five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed

$25,000,000)) from the shelf and, in connection with any such draw-down, the Company shall take all customary and reasonable actions that the Company would take in connection with an underwritten registration pursuant to Section 2.1(a) or Section 2.3 (including, without limitation, all actions referred to in Section 2.5 necessary to effectuate such sale in the manner determined by the holders of at least a majority of the Registrable Securities to be included in such underwritten draw-down). The Company shall use its reasonable efforts to cause the registration statement or statements filed on Form S-3 or any similar short-form registration as the Company may elect to remain effective until such date (the “Shelf Termination Date”) as is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date on which all remaining Registrable Securities may be sold during any ninety (90) day period without any restriction pursuant to Rule 144 under the Securities Act, other than Rule 144(k), after taking into account any Holders’ status as an affiliate of the Company as determined by the counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect. In the event the Mandatory Registration must be effected on Form S-1 or any similar long-form registration as the Company may elect, such registration shall nonetheless be filed as a Shelf Registration and the Company shall use its commercially reasonable efforts to keep such registration current and effective, including by filing periodic post-effective amendments to update the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act until the Shelf Termination Date. The Company shall not include in the Mandatory Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration.
          (c) If the Institutional Investor or the Initiating Holders, as the case may be, intend to distribute the Registrable Securities covered by their request by means of an underwriting or any underwritten takedown off the registration statement filed pursuant to the Mandatory Registration, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 or any request pursuant to Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.1(a), Section 2.1(b) or Section 2.3(a), as applicable. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration or underwritten takedown off the registration statement filed pursuant to the Mandatory Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Institutional Investor, so long as the Institutional Investor and its Affiliates hold at least 25% of the Shares (determined on an as converted to Common Stock basis) held by the Institutional Investor and its Affiliates as of the date hereof, and, in the event the Institutional Investor and its Affiliates do not hold at least 25% of the Shares (determined on an as converted to Common Stock basis) held by the Institutional Investor and its Affiliates as of the date hereof, then the Holders of a majority of the Registrable Securities; provided that no holder of Registrable Securities included in any underwritten registration or underwritten takedown off the registration statement filed pursuant to the Mandatory Registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities and such holder’s intended method of distribution) or, without the consent of the Institutional Investor, to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 2.9 below.
          Notwithstanding any other provision of this Section 2.1 or Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
          (d) The Company shall not be required to effect a registration pursuant to this Section 2.1 other than the Mandatory Registration pursuant to Section 2.1(b) above: (i) prior to the first anniversary date on the Closing Date (as defined in the Stock Purchase Agreement); (ii) after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registration has been declared or ordered effective and kept effective by the Company as required by Section 2.5(a) of this Agreement and at least fifty percent (50%) of the Registrable Securities thereby are sold; (iii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iv) if the Company shall furnish to the Institutional Investor and the Holders requesting a registration statement pursuant to this Section 2.1, a certificate signed by the Chairman of the Board stating that in the good faith and reasonable judgment of the Board of Directors of the Company, the anticipated offering would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time (but excluding any detriment to the Company solely as a result of its impact on the share price), in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Institutional Investor or Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; or (v) if the Institutional Investor or Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below. Notwithstanding the foregoing, any expenses in connection with such registration or attempted registration shall be Registration Expenses.
          (e) The Company may include in any such registration other securities for sale for its own account or for the account of any other Person; provided that, if the underwriter for the offering shall determine that the number of shares proposed to be offered in such offering would be reasonably likely to adversely affect such offering, then the securities to be sold by the Institutional Investor and/or the Holders shall be included in such registration before any securities proposed to be sold for the account of the Company or any other Person.
          (f) The Company shall not grant to any other Person the right to request the Company (i) to register any shares of Common Stock in a demand registration unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in a demand registration.
     2.2 Piggyback Registrations.
          (a) Subject to the terms and conditions of the Lock-up Agreement, the Company shall notify each Investor who holds, and all Holders of, Registrable Securities in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (whether in connection with a public offering of securities by the Company, a public offering of securities by shareholders of the Company, or both, but excluding a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction on Form S-4, or a registration on any registration form that does not permit secondary sales) and will afford each such Investor and/or Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Investor and/or Holder as set forth herein. Each Investor and/or Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Investor and/or Holder shall, within five (5) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Investor and/or Holder as set forth herein. If an Investor and/or Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Investor or Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
          (b) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise Investors who hold, and the Holders of, Registrable Securities. In such event, the right of any such Investor and/or Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Investor’s or Holder’s participation in such underwriting and the inclusion of such Investor’s and/or Holder’s Registrable Securities in the underwriting to the extent provided herein. All Investors and/or Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.
          Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first to the Company; second, to all Investors and/or Holders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, on a pro rata basis based upon the total number of shares held by each such participating Investor or Holder that are subject to piggyback registration rights pursuant hereto; and third, to any other stockholder of the Company on a pro rata basis.
          If any Investor or Holder disapproves of the terms of any such underwriting, such Investor or Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) calendar days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Investor or Holder which is a partnership or corporation, the partners, stockholders, subsidiaries, parents and affiliates of such Investor or Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “Investor” or “Holder”, as the case may be, and any pro rata reduction with respect to such “Investor” or “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Investor” or “Holder”, as defined in this sentence.
          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Investor and/or Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.
          (d) The Company shall not grant to any other Person the right to request the Company (i) to register any shares of Common Stock in a piggyback registration unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in a piggyback registration.
     2.3 Form S-3 Registration. Subject to the Lock-up Agreement, in case the Company shall receive at any time from (1) the Institutional Investor, so long as the Institutional Investor and its Affiliates hold at least 25% of the Shares (determined on an as converted to Common Stock basis) held by the Institutional Investor and its Affiliates as of the date hereof, or (2) in the event the Institutional Investor and its Affiliates do not hold at least 25% of the Shares (determined on an as converted to Common Stock basis) held by the Institutional Investor and its Affiliates as of the date hereof, then the Holders of at least 50% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Institutional Investor or such Holder or Holders, the Company will:
          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and
          (b) as soon as practicable, file such registration statement and use its commercially reasonable efforts to have such registration statement declared effective and obtain all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Institutional Investor’s or such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within ten (10) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3: (i) prior to the first anniversary date of the Closing Date (as defined in the Stock Purchase Agreement); (ii) if

Form S-3 is not available for such offering by the Institutional Investor or the Holders; (iii) if the Institutional Investor and the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an anticipated aggregate offering price to the public of less than twenty-five million dollars ($25,000,000); or (iv) if the Company shall furnish to the Institutional Investor and the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith and reasonable judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time (but excluding any detriment to the Company solely as a result of its impact on the share price), in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Institutional Investor or the Holder or Holders under this Section 2.3; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; or (iv) after the Company has effected four (4) registrations on Form S-3 pursuant to this Section 2.3 and such registrations have been declared or ordered effective. Notwithstanding the foregoing, any expenses in connection with such registration or attempted registration shall be Registration Expenses.
          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Institutional Investor or such Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as a demand for registration or registrations effected pursuant to Sections 2.1 or 2.2, respectively.
          (d) The Company shall not grant to any other Person the right to request the Company to register any shares of Common Stock in an S-3 registration unless such rights are consistent with the provisions hereof, except in the case of a Form S-3 registration statement filed to register any shares of Common Stock issued in connection with any acquisition, merger or similar transaction by the Company.
     2.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or 2.3, the request of which has been subsequently withdrawn by the Institutional Investor or the Initiating Holders or requesting Holder(s) unless (a) the Company has requested the Institutional Investor or the Initiating Holders or requesting Holder(s) to withdraw such request or the Company and the Institutional Investor, Initiating Holders or requesting Holders(s) jointly determine that such request should be withdrawn, (b) the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly revealed at least forty-eight (48) hours prior to the request or that the Company had not otherwise notified the Institutional Investor or the Initiating Holders or requesting Holders of at the time of such request or (c) the Institutional Investor or the Holders of a majority of Registrable Securities, as the case may be, agree to forfeit their right to one requested registration pursuant to Section 2.1 or Section 2.3, as applicable, in which event such right shall be forfeited by all Holders.

     If the Institutional Investor and/or the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Institutional Investor or the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Institutional Investor or the Holders, as the case may be, shall not forfeit their rights pursuant to Section 2.1 or Section 2.3.
     2.5 Obligations of the Company. In the Mandatory Registration and whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
          (a) Subject to Section 2.1(b) in the case of the Mandatory Registration, prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, and the Company shall in good faith consider any comments of such counsel).
          (b) Prepare and, within 60 days after the end of the period within which requests for registration have been given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, and the Company shall in good faith consider any comments of such counsel), notify in writing each Holder of the effectiveness of each registration statement filed hereunder, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred and eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto (or, in the case of a Shelf Registration, a period ending on such date as is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date on which all remaining Registrable Securities may be sold during any ninety (90) day period without any restriction pursuant to Rule 144 under the Securities Act, other than Rule 144(k), after taking into account any holders’ status as an affiliate of the Company as determined by the counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect).
          (c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (d) Furnish to the Investors and Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
          (e) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
          (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor and/or Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
          (g) Notify each Investor who holds, and each Holder of, Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the holders of a majority of the Registrable Securities covered by such registration statement, the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.
          (h) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.
          (i) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order.
     2.6 Suspension of Sales. Upon receipt of written notice from the Company that a registration statement or prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement”), each Investor who holds, and each Holder of, Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Investor and/or Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Investor and/or Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Investor and/or Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Investor’s or Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days.
     2.7 Termination of Registration Rights. An Investor’s and a Holder’s registration rights shall expire if all Registrable Securities held by such Investor or Holder (and its Affiliates, partners, members and former members) may be sold without any restriction under Rule 144 under the Securities Act, other than Rule 144(k), during any ninety (90) day period after taking into account any Holders’ status as an affiliate of the Company as determined by the counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect.
     2.8 Delay of Registration; Furnishing Information.
          (a) No Investor or Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the selling Investors and/or Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
          (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.3 (except that any expenses in connection with such registration or attempted registration shall be Registration Expenses) if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.1 or Section 2.3, whichever is applicable.
     2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, Holder, any underwriter (as defined in the Securities Act) for such Investor or Holder and each person, if any, who controls such Investor or Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Investor, Holder, underwriter or controlling person, as accrued any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by any such Investor, Holder, underwriter or controlling person.
          (b) To the extent permitted by law and provided that such Holder is not entitled to indemnification pursuant to Section 2.9(a) above with respect to such matter, each selling Investor or Holder (severally and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Investor or Holder selling securities in such registration statement and any controlling person of any such underwriter or other Investor or Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Investor or Holder expressly for use in connection with such registration statement; and each such Investor or Holder will pay, as accrued, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of such Holder’s untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor or Holder (which consent shall not be unreasonably withheld); provided, that, (x) the indemnification obligations in this Section 2.9(b) shall be individual and ratable not joint and several for each Holder and (y) in no event shall the aggregate of all indemnification payments by any Investor and/or Holder under this Section 2.9(b) exceed the net proceeds from the offering received by such Investor and/or Holder.
          (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.
          (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Investor or Holder will be obligated to contribute pursuant to this Section 2.9(d) will be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Investor or Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Investor or Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that the indemnification provisions of the Holders in any underwriting agreement may not conflict with the provisions of this Section 2.9 without the consent of the Institutional Investor.
          (f) The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.
     2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by an Investor or Holder to a transferee or assignee of Registrable Securities to which (a) there is transferred to such transferee no less than twenty thousand (20,000) shares of Registrable Securities, appropriately adjusted to reflect any stock splits, stock dividends, subdivisions, reverse splits and similar events, (b) there is transferred to such transferee at least ten percent (10%) of the shares of Registrable Securities held by the Investor or Holder, (c) such transferee is an Affiliate, subsidiary or parent company, family member or family trust for the benefit of a party hereto, or (d) such transferee or transferees are partners of an Investor or Holder, who agree to act through a single representative; provided, however, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.
     2.11 “Market Stand-Off’ Agreement; Agreement to Furnish Information. Each Investor and Holder hereby agrees that such Investor and/or Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Investor or Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ten (10) days prior and ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all executive officers and directors of the Company enter into similar agreements and only if such Persons remain subject thereto (and are not released from such agreement) for such 90 day period. Each Investor and Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.
     In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Investor and Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.
     The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 90 day period. Each Investor and Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.11.
     2.12 Rule 144 Reporting. With a view to making available to the Investors and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:
          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) so long as an Investor or Holder owns any Registrable Securities, furnish to such Investor or Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as an Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
SECTION 3 PREEMPTIVE RIGHTS OF INSTITUTIONAL INVESTOR
     3.1 Sale of New Stock. Until the date on which the Institutional Investor and its Affiliates collectively own less than five percent (5.0%) of the outstanding Common Stock of the Company (assuming conversion of the Series A Stock), if the Company at any time or from time to time makes a Qualified Equity Offering, the Institutional Investor and its Affiliates shall be afforded the opportunity to acquire from the Company for the same price and on the same terms as such securities are proposed to be offered to others, in the aggregate up to the amount of New Stock required to enable it to maintain its Institutional Investor Percentage Interest.
     3.2 Notice.
          (a) In the event the Company intends to make a Qualified Equity Offering that is an underwritten public offering or a private offering made to Qualified Institutional Buyers for resale pursuant to Rule 144A under the Securities Act, no later than five (5) business days after the initial filing of a registration statement with the SEC with respect to such underwritten public offering or the commencement of marketing with respect to such Rule 144A offering, it shall give Institutional Investor written notice of its intention (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such offering) describing, to the extent then known, the anticipated amount of securities, range of prices, timing and other material terms of such offering. Institutional Investor shall have ten (10) calendar days from the date of receipt of any such notice to notify the Company in writing that it and/or its Affiliates intend to exercise such preemptive purchase rights and as to the amount of New Stock Institutional Investor and its Affiliates desire to purchase, up to the maximum amount calculated pursuant to Section 3.1 (including any over-allotment options if applicable) (the “Designated Stock”). Such notice shall constitute a non-binding indication of interest of Institutional Investor and its Affiliates to purchase the Designated Stock so specified at the range of prices and other terms set forth in the Company’s notice to it. The failure to respond during such ten (10) calendar day period shall constitute a waiver of preemptive rights in respect of such offering.
          (b) If the Company proposes to make a Qualified Equity Offering that is not an underwritten public offering or Rule 144A offering (a “Private Placement”), the Company shall give Institutional Investor written notice of its intention, describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same. Institutional Investor shall have ten (10) calendar days from the date of receipt of the notice required by the immediately preceding sentence to notify the Company in writing that it and/or its Affiliates intend to exercise such preemptive purchase rights and as to the amount of Designated Stock Institutional Investor and its Affiliates desire to purchase, up to the maximum amount calculated pursuant to Section 3.1. Such notice shall constitute the binding agreement of Institutional Investor and/or its Affiliates to purchase the amount of Designated Stock so specified (or a proportionately lesser amount if the amount of New Stock to be offered in such Private Placement is subsequently reduced) upon the price and other terms set forth in the Company’s notice to it. The failure of Institutional Investor to respond during the ten (10) calendar day period referred to in the second preceding sentence shall constitute a waiver of the preemptive rights in respect of such offering.
     3.3 Purchase Mechanism.
          (a) If Institutional Investor exercises its preemptive rights provided in Section 3.2(b), the closing of the purchase of the New Stock with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such preemptive purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and the Institutional Investor shall agree in writing; provided, that the actual amount of Designated Stock to be sold to the Institutional Investor and its Affiliates pursuant to its exercise of preemptive rights hereunder shall be reduced proportionately if the aggregate amount of New Stock sold in the Private Placement is reduced and, at the option of the Institutional Investor (to be exercised by delivery of written notice to the Company within five (5) business days of receipt of notice of such increase), shall be increased proportionately if such aggregate amount of New Stock sold in the Private Placement is increased. In connection with its purchase of Designated Stock, Institutional Investor shall execute an instrument in form and substance reasonably satisfactory to the Company containing representations, warranties and agreements of Institutional Investor that are customary for private placement transactions.
          (b) If the Institutional Investor exercises its preemptive purchase rights provided in Section 3.2(a), the Company shall offer the Institutional Investor and its Affiliates, if such underwritten public offering or Rule 144A offering is consummated, the Designated Stock (as adjusted to reflect the actual size of such offering when priced) at the same price as the New

Stock is offered to the underwriters or initial purchasers and shall provide written notice of such price to Institutional Investor as soon as practicable prior to such consummation. Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters or initial purchasers of such underwritten public offering or Rule 144A offering, Institutional Investor shall enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging Institutional Investor’s and/or its Affiliate’s binding obligations to purchase the Designated Stock to be acquired by it and/or its Affiliates and containing representations, warranties and agreements of Institutional Investor that are customary in private placement transactions, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of preemptive rights in respect of such offering. Any offers and sales pursuant to this Section 3 in the context of a registered public offering shall be also conditioned on reasonably acceptable representations and warranties of the Institutional Investor regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities laws.
          (c) Upon the expiration of the offering periods described in Section 3.2 above, the Company shall be entitled to sell such stock or securities which the Institutional Investor and its Affiliates have not elected to purchase during the 90 days following such expiration at a price not less and on other terms and conditions not more favorable to the purchasers thereof than that offered to the Institutional Investor and its Affiliates. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the Institutional Investor and its Affiliates pursuant to the terms of this Section 3.2.
          (d) Notwithstanding any provision in this Agreement to the contrary, in the event that the Institutional Purchaser and its Affiliates are entitled to acquire Common Stock pursuant to this Section 3, then the Institutional Purchaser and its Affiliates may at their option acquire securities in the form of Series A Stock or another series of preferred stock of the Corporation with terms, conditions and provisions that shall be established upon the issuance of such preferred stock that are similar to and consistent with the terms, conditions and provisions upon which the Series A Stock was established.
     3.4 No Negotiation Right. The Institutional Investor shall not have any rights to participate in the negotiation of the proposed terms of any Private Placement, underwritten public offering or Rule 144A offering.
     3.5 Cooperation. The Company and the Institutional Investor shall cooperate in good faith to facilitate the exercise of the Institutional Investor’s preemptive rights hereunder, including securing any required approvals or consents, in a manner that does not jeopardize the timing, marketing, pricing or execution of any offering of the Company’s securities.
     3.6 Limitation of Rights. Notwithstanding the above, nothing set forth in this Section 3 shall confer upon the Institutional Investor the right to purchase any shares of any equity securities of the Company other than Common Stock, Series A Stock, preferred stock or other securities convertible into or exchangeable for shares of Common Stock or which have voting rights or participation features with Common Stock of the Company, and in no event shall the issuance of shares of Common Stock by the Company as consideration pursuant to any acquisition (whether structured as a merger or otherwise) (but not an offering to raise capital to fund an acquisition) or pursuant to the terms and provisions of any current or future equity compensation or employee benefit plan of the Company or otherwise approved by the Board other than through a Qualified Equity Offering be deemed included in any right granted to Institutional Investor under this Section 3.
SECTION 4 MISCELLANEOUS
     4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents entered into and to be performed entirely within the State of Illinois.
     4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     4.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.
     4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     4.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Institutional Investor so long as the Institutional Investor holds Registrable Securities, and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

     4.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by any Investors which are Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     4.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

PRIVATEBANCORP, INC.
By:
	Name:	Larry D. Richman
	Title:	President and Chief Executive Officer

Address:		70 West Madison Street Suite 900 Chicago, Illinois 60602 Attention: General Counsel

[Individually List each Investor]
By:
Name:
Title:

Address:

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